Exhibit 23.1
                                                                    ------------



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors of BSD Medical Corporation:

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-3 to Registration Statement No. 333-112240 on Form SB-2 of our report dated October 7, 2004 relating to the consolidated financial statements of BSD Medical Corporation (the "Company"), appearing in the Annual Report on Form 10-KSB of the Company for the year ended August 31, 2004, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ TANNER LC

Salt Lake City, Utah
June 14, 2005